EXHIBIT 99.1

AMERICAN BUILDING CONTROL ANNOUNCES SHIFT IN STRATEGIC FOCUS
—Company will emphasize government, corporate, institutional markets
—Pre-releases fiscal 2003 fourth quarter results

     LEWISVILLE, TX (March 09, 2004) — American Building Control, Inc. (Nasdaq:ABCX) today announced a redirection in the strategic focus of the company, which will now concentrate on providing centralized, integrated security solutions for the corporate, government and institutional markets. The Company’s MDI Security Systems (MDI) and ABM Data Systems (ABM) operations will provide the foundation for the Company’s new focus.

     “The Board of Directors has been evaluating the merits of changing the strategic focus of the Company for several months. Mr. Mills was brought in by us to execute on that strategy change, and we are excited about the opportunity for the Company and its shareholders. We have a strong product base from which to build as well as a strong customer base, and now I believe we have a strong management team to carry out the execution,” said Mr. Carlo Loi, Chairman of the Board of the Company.

     “When I joined American Building Control near the end of 2003, the company had begun an internal review to determine those operations that provided the optimal long-term opportunities for the Company and its shareholders,” said Danny Mills, chief executive officer of American Building Control. “We accelerated this review and quickly fixed on MDI and ABM as presenting the most attractive long-term opportunities, in terms of both market growth and financial return.”

     “Obviously, worldwide events over the past couple of years have heightened the need for increased vigilance in terms of physical, network and information security. MDI’s and ABM’s security solutions provide leading edge products in the physical security marketplace,” said Mr. Mills. “In addition, the overall security industry is going through a significant change as customers now look at their security needs across the entire enterprise, where before physical security and network security were typically considered separate disciplines.”

     “We plan to take advantage of, and be a leader in, the convergence of the physical and network security disciplines. Centralized command and control is the security industry buzzword, and we plan to be at the forefront of this industry trend,” said Mr.

Mills. “By developing and providing a fully integrated, centralized bi-discipline solution, and leveraging our quarter century experience as one of the premier access control and alarm monitoring companies in the world, we will position ourselves to be a technology and market share leader in the converged security marketplace.”

     MDI, based in Rancho Cucamonga, CA, has been a leader in access control, video and audio surveillance solutions for more than 25 years. Its customers include some of the most security-sensitive government agencies in the country and several large, high profile corporate and institutional customers worldwide. MDI has been a strategic participant in a number of important Homeland Security projects.

     “MDI’s new Security Suite of products has been launched successfully, and we believe it is the first fully integrated system to incorporate access control, video, audio alarm monitoring and audit functions — all key components in the converged security environment,” said Mr. Mills. “MDI’s Security Suite of products is at the forefront of the digital revolution now unfolding in the security industry.”

     The Company’s PointGuard ™ product services the small to mid-market access control systems serving mostly commercial customers. With over 2000 customers worldwide, PointGuard addresses a unique niche in the security marketplace.

     ABM, based in Austin, TX, provides alarm monitoring systems that help companies and institutions manage alarm system environments. ABM provides alarm management software to central monitoring stations that are owned by either organizations for their own use, such as large universities, or commercial operators such as surveillance companies and central station monitoring companies. ABM has a substantial customer base that includes large, blue chip organizations purchasing or licensing ABM’s software products.

     As a result of the shift in strategic focus, the Company will look to divest its retail consumer products division, SecurityandMore, and its industrial distribution business, IVS. USBX Advisory Services, an investment banking firm with significant experience in the security industry, has been retained to handle the divestiture of these companies. The company is also evaluating the possible sale of its Mobile Video Division, MVP, but no decision has been made.

     “The businesses to be divested are very solid organizations with good employees that can be valuable contributors for the right kind of company,” said Mr. Mills. “However, these businesses do not fit our new direction.”

     “We are in a rebuilding period and there is a significant amount of work that needs to be done over the next couple of quarters at both MDI and ABM. This includes restructuring the sales force, finalizing various new products that are currently under development, and developing a new corporate identity that better reflects the Company’s new direction,” added Mr. Mills. “We expect to present a new corporate name for shareholder approval at the Annual Meeting of Shareholders to be held in the second quarter, and anticipate bringing the next generation of products to the marketplace in the second half of the year.”

Preliminary 2003 Results

     American Building Control also announced today preliminary results for the quarter and fiscal year ended December 31, 2003. Revenues in the quarter are expected to be approximately $7.8 million, with a net loss estimated at about $4.5 million. Fourth quarter results for 2002 were revenues of $11.5 million, and a net loss of $23.5 million.

     For the year ended December 31, 2003, the company expects to report revenues of approximately $39.7 million, with a net loss estimated to be about $12.5 million. Fiscal 2002 results were net revenues of $44.2 million with a net loss of $55.6 million.

     The 2003 fourth quarter and year end preliminary results do not include any write downs, impairments or additional adjustments expected to be taken by the company as it rationalizes its operations which could substantially increase the net loss for the quarter and the year. The company said that it expects to report final 2003 results in late March and will provide additional information regarding its ongoing operations at that time.

     American Building Control is a leading provider of centralized, integrated security solutions for the corporate, government and institutional markets.

About American Building Control, Inc.

     With headquarters located in the Dallas suburb of Lewisville, Texas, American Building Control, Inc., formerly Ultrak, Inc., is focused on designing, marketing, selling and servicing niche security products for use in industrial, governmental and consumer surveillance markets worldwide. For more information on American Building Control, Inc., please call 800-221-7225.

Forward-Looking and Cautionary Statements

     Except for the historical information and discussions contained herein, certain statements included in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

CONTACT: American Building Control, Inc., Lewisville
Teresa Prewit, 972-353-6458

KEYWORD: TEXAS CALIFORNIA

INDUSTRY KEYWORD: BUILDING/CONSTRUCTION REAL ESTATE GOVERNMENT

SOFTWARE HARDWARE EARNINGS

SOURCE: American Building Control, Inc.

Dow Jones Newswires

03-09-04 1058ET
Copyright (C) 2004 Dow Jones & Company, Inc. All Rights Reserved.

     Subject Codes: I/ELQ, N/DJIN, N/DJN, N/CAC, N/CNW, N/COR, N/CRX, N/DJGP, N/DJGS, N/DJGV, N/DJWB, N/DJWI, N/ERN, N/PRL, N/TPCT, M/IDU, M/NND, M/TPX, P/TAP, R/NME, R/TX, R/US, R/USS

     Company Codes: ABCX